                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                                 ON MAY 5, 2000

To Shareholders of OshKosh B'Gosh, Inc.

     The annual meeting of shareholders of OshKosh B'Gosh, Inc. (the "Company"), will be held at the OshKosh B'Gosh store, Prime Outlet Center, 3001 South Washburn Street, Oshkosh, Wisconsin on May 5, 2000 at 9:00 a.m., to consider and act upon the following matters:

          1.  The election of a Board of nine Directors.

          2. A proposal to amend the 1994 Incentive Stock Plan to specify, with respect to grants of restricted stock, that the performance goals used by the compensation committee shall be based on (a) the amount of consolidated operating income expressed as a percentage of net sales, (b) the return on net assets of the Company and any subsidiary, and/or (c) any other conditions, restrictions and contingencies as the compensation committee may determine.

          3. The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on March 16, 2000, is the record date for the meeting and only shareholders of record at that time will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

     Your attention is called to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE 1994 INCENTIVE STOCK PLAN AND "FOR" THE ELECTION OF ALL NOMINEES.

                                          Steven R. Duback,
                                          Secretary

Oshkosh, Wisconsin
March 28, 2000

To aid in the early preparation of a record relative to those voting by Proxy, please indicate your voting directions, sign and date the enclosed Proxy and return it promptly in the enclosed envelope. If you should be present at the meeting and desire to vote in person or for any other reason desire to revoke your Proxy, you may do so at any time before it is voted. If you receive both a Class A Proxy and a Class B Proxy, please sign both and return both.

PROXY STATEMENT

                              OSHKOSH B'GOSH, INC.
                                112 OTTER AVENUE
                            OSHKOSH, WISCONSIN 54901
                                 (920) 231-8800

                            SOLICITATION AND VOTING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OshKosh B'Gosh, Inc. (the "Company") for the annual meeting of shareholders to be held at 9:00 a.m. on Friday, May 5, 2000. Shares represented by properly executed proxies received by the Company will be voted at the meeting or any adjournment thereof in accordance with the terms of such proxies, unless revoked. Proxies may be revoked at any time prior to the voting thereof either by written notice filed with the Secretary or Acting Secretary of the meeting or by oral notice to the presiding officers during the meeting.

     The record date for the meeting is the close of business on March 16, 2000. At that date, there were 10,361,239 shares of Class A Common Stock and 2,240,555 shares of Class B Common Stock outstanding. Each share of Class A Common Stock entitles its holder to one vote for the election of each of two directors. Each share of Class B Common Stock entitles its holder to one vote concerning the proposal to amend the 1994 Incentive Stock Plan and one vote for the election of each of seven directors. Each share of Class B Common Stock also entitles its holder to one vote concerning all other matters properly coming before the meeting. Any shareholder entitled to vote may vote either in person or by duly authorized proxy.

     A majority of the shares of each class, represented in person or by proxy, constitutes a quorum. Directors to be elected by each class shall be elected by a plurality of the votes of the shares of that class present in person or represented by proxy at the meeting. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. In all other matters, including the proposal to amend the 1994 Incentive Stock Plan, the affirmative vote of the majority of the shares of Class B Common Stock present in person or represented by proxy at the meeting will be the act of the shareholders; holders of Class A Common Stock are not entitled to vote on the proposal to amend the 1994 Incentive Stock Plan or on other matters except as required by law.

     The independent inspector shall count the votes and ballots. Abstentions are considered as shares present and entitled to vote but are not counted as affirmative votes cast on a given matter. As a result, abstentions will have no effect with respect to the election of directors but will have the same effect as a "no" vote on other matters. A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner's shares with respect to the election of directors but may not have discretion to do so with respect to any other matters. Any broker or nominee "non-votes" with respect to any matter will not be considered as shares entitled to vote on that matter and will not be considered by the inspector when counting votes cast on the matter. However, such broker "non-votes" will be counted for quorum purposes if the proxy is voted by the broker with respect to the election of directors.

     A majority of the shares of each class represented at the meeting, even if less than a majority of the outstanding stock of either or both classes, may adjourn the meeting from time to time without further notice.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers and banks or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or telegraph, by officers and regular employees of the Company.

     This proxy material is being mailed to shareholders commencing on or about March 28, 2000.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock by each director, each nominee for director, each person known to own more than 5% of either class of the Company's Common Stock, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group. The information is as of January 1, 2000, except regarding the vesting of options (which is as of March 1, 2000) and as may otherwise be indicated. Although shares of Class B Common Stock are convertible into Class A Common Stock on a 1-for-1 basis, the Class A Common Stock disclosures do not include shares that would be issuable upon such conversion. Except as indicated in the footnotes such persons have sole voting and investment power of the shares beneficially owned and disclaim beneficial ownership of shares held directly by their spouses.

                                             SHARES OF CLASS A     PERCENTAGE     SHARES OF CLASS B    PERCENTAGE
                                               COMMON STOCK         OF SHARES       COMMON STOCK        OF SHARES
  NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED     OUTSTANDING   BENEFICIALLY OWNED    OUTSTANDING
  ------------------------------------      -------------------    -----------   -------------------   -----------
Banc One Corporation and subsidiaries,
including amounts owned as Trustee
of the Earl W. Wyman Trusts dated
February 17, 1960 as amended
("Earl W. Wyman Trusts")(1)(2)..........           948,878            9.2%                    *
  100 East Broad Street
  Columbus OH 43271-0251
Wellington Management Company, LLP,
and its subsidiary, Wellington Trust
Company, NA.............................           585,700            5.7%                    *
  75 State Street
  Boston, MA 02109
William F. Wyman(1)(3)(4)...............            20,260            0.2%              483,364           21.6%
  1373 Waugoo Avenue
  Oshkosh WI 54901
Thomas R. Hyde(1)(3)(5).................           144,362            1.4%              219,884            9.8%
  109 Chapin Parkway
  Buffalo NY 14209
Thomas R. Wyman(1)(3)(6)................           489,530            4.7%              289,188           12.9%
  2896 Fond du Lac Road
  Oshkosh WI 54901
Douglas W. Hyde(1)(3)(7)................           318,496            3.0%              310,724           13.9%
  3700 Edgewater Lane
  Oshkosh WI 54901
Michael D. Wachtel(1)(3)(8).............           315,939            3.0%              308,512           13.8%
  1030 Washington Avenue
  Oshkosh WI 54901
Joyce W. Hyde(1)(3)(9)..................            80,964            0.8%              125,908            5.6%
  1234 Washington Avenue
  Oshkosh WI 54901

                                             SHARES OF CLASS A     PERCENTAGE     SHARES OF CLASS B    PERCENTAGE
                                               COMMON STOCK         OF SHARES       COMMON STOCK        OF SHARES
  NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED     OUTSTANDING   BENEFICIALLY OWNED    OUTSTANDING
  ------------------------------------      -------------------    -----------   -------------------   -----------
Steven R. Duback(10)....................            24,370            0.2%                    0              --
  3212 North Summit Avenue
  Milwaukee WI 53211
Orren J. Bradley(11)....................            13,626            0.1%                  138              --
  925 East Wells Street, Apt. 216
  Milwaukee WI 53202
Jerry M. Hiegel(13).....................            22,000            0.2%                    0              --
  One South Pinckney Street
  Suite 333
  Madison WI 53703
David L. Omachinski(12).................            92,150            0.9%                    0              --
  1605 Maricopa Drive
  Oshkosh WI 54904
Stig A. Kry(13).........................            12,000            0.1%                    0              --
  333 East 68th Street
  Apt. 2F
  New York NY 10021
Shirley A. Dawe(13).....................            12,000            0.1%                    0              --
  119 Crescent Road
  Toronto, Ontario, Canada M4W 1T8
Barbara Widder-Lowry(14)................            24,000            0.2%                    0              --
  1319 Bayshore Drive
  Oshkosh WI 54901
Paul A. Lowry(14).......................            18,250            0.2%                    0              --
  1319 Bayshore Drive
  Oshkosh WI 54901
All Directors and Executive
  Officers as a group
  (17 persons)(15)......................           965,141            8.9%            1,104,238           49.3%

---------------
  * Except for 220,720 shares of Class B Common Stock owned by Banc One as Trustee of the Earl W. Wyman Trusts described in Note (1) below, the Company does not have knowledge of the ownership of Class B Common Stock by this entity.

 (1) The Earl W. Wyman Trust for the benefit of the Wyman family beneficially owns 365,000 shares of Class A Common Stock and 110,360 shares of Class B Common Stock, or about 3.5% and 4.9%, respectively, of such stock outstanding. Its beneficiaries are Thomas R. Wyman and his children (William F. Wyman and Ann E. Wolf). The Earl W. Wyman Trust for the benefit of the Hyde family beneficially owns 110,000 shares of Class A Common Stock and 110,360 shares of Class B Common Stock, or about 1.1% and 4.9% respectively, of such stock outstanding. Its beneficiaries are Joyce W. Hyde and her children (Douglas W. Hyde, Thomas R. Hyde, and Margaret H. Wachtel).

 (2) The amounts shown are as reported on Schedules 13G of the persons indicated. Bank One Corporation reported that it and its subsidiaries had sole voting power with respect to all 948,878 shares of Class A Common Stock they beneficially own, of which they have sole dispositive power with respect to 902,678 shares and shares dispositive power with respect to the other 46,200 shares. Wellington Management Company, LLP reported that it did not have sole voting or dispositive power with respect to any shares of Class A Common Stock, but that in its capacity as investment advisor it may be deemed to share voting power with respect to 384,700 shares and to share dispositive power with respect to 585,700 shares which are held of record by its clients.

 (3) Thomas R. Wyman and Shirley F. Wyman are the parents of William F. Wyman and Ann E. Wolf. Thomas R. Wyman is also the brother of Joyce W. Hyde. Joyce W. Hyde and Charles F. Hyde are the parents of Douglas W. Hyde, Thomas R. Hyde and Margaret H. Wachtel (who is the wife of Michael D. Wachtel).

 (4) William F. Wyman owns directly 6,000 shares of Class A Common Stock and 436,267 shares of Class B Common Stock, or approximately 0.1% and 19.5%, respectively, of such stock outstanding. He also owns, as sole trustee of three trusts created for the benefit of his children, 1,760 shares of Class A Common Stock and 47,097 shares of Class B Common Stock. The amounts shown in the table also include 12,500 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

 (5) Thomas R. Hyde owns directly 81,760 shares of Class A Common Stock and 189,032 shares of Class B Common Stock, or approximately 0.8% and 8.4%, respectively, of such stock outstanding. He owns as sole trustee of two trusts created for the benefit of his children 18,660 shares of Class A Common Stock and 6,560 shares of Class B Common Stock. He has beneficial ownership of 38,272 shares of Class A Common Stock and 24,292 shares of Class B Common Stock held by him or his spouse as custodian for his minor children, and he shares beneficial ownership of 5,270 shares of Class A Common Stock held by his spouse. In addition, he shares beneficial ownership as co-trustee with his parents, brother and sister of 400 shares of Class A Common Stock held by the Hyde Family Charitable Fund.

 (6) Thomas R. Wyman owns the shares listed as marital property with his wife, Shirley F. Wyman.

 (7) Douglas W. Hyde owns directly 57,500 shares of Class A Common Stock and 280,544 shares of Class B Common Stock, or approximately 0.6% and 12.5%, respectively, of the total number of such shares outstanding. He also owns as sole trustee of two trusts created for the benefit of his children 33,460 shares of Class A Common Stock and 6,560 shares of Class B Common Stock. In addition, he shares beneficial ownership of 73,566 shares of Class A Common Stock and 18,730 shares of Class B Common Stock owned directly by his spouse, held by his spouse as trustee for the benefit of his children, held by him as custodian for his minor children, and held by the Hyde Family Charitable Fund, of which he and his parents, his brother and his sister are trustees. The amounts shown in the table include 120,700 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options. The amounts shown in the table also include 33,270 shares of Class A Common Stock and 4,890 shares of Class B Common Stock owned by a trust of which he is the income beneficiary and his minor daughter is the remainder beneficiary.

 (8) Michael D. Wachtel owns directly 27,420 shares of Class A Common Stock and 3,420 shares of Class B Common Stock, or approximately 0.3% and 0.2%, respectively, of the outstanding shares of each class. He owns an additional 2,800 shares of Class A Common Stock and 20,236 shares of Class B Common Stock as sole trustee of two trusts created for the benefit of his children. In addition, he shares beneficial ownership of 126,597 shares of Class A Common Stock and 220,130 shares of Class B Common Stock owned directly by his spouse and held by his wife as custodian for their minor children and 33,460 shares of Class A Common Stock and 6,560 shares of Class B Common Stock owned by his spouse as sole trustee of two trusts created for the benefit of their children and 400 shares of Class A Common Stock held by the Hyde Family Charitable Fund, of which she and her parents and brothers are trustees. The amounts shown in the table include 99,900 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options. The amounts shown in the table also include 25,362 shares of Class A Common Stock and 58,166 shares of Class B Common Stock owned by two trusts of which his spouse is the income beneficiary and his minor children are remainder beneficiaries, respectively.

 (9) Joyce W. Hyde and her husband own a total of 97,119 shares of Class A Common Stock and 237,918 shares of Class B Common Stock, or about 0.9% and 10.6%, respectively, of the outstanding shares, all as marital property, but she has sole or shared voting and dispositive power with respect to the amounts shown in the table (i.e., shared voting and dispositive power with respect to 3,206 shares of Class A Common Stock, including 400 shares of Class A Common Stock held by the Hyde Family Charitable Fund, of which she, her husband and her adult children are trustees, and sole voting and dispositive power as to the remainder). Her husband has sole voting and dispositive power with respect to 16,555 shares of Class A Common Stock and 112,010 shares of Class B Common Stock. The amounts shown in the table do not include the shares owned directly or indirectly by their three adult children, as to which she disclaims beneficial ownership.

(10) Steven R. Duback owns 2,370 shares of Class A Common Stock directly. The amount shown in the table also includes 22,000 shares of Class A Common Stock issuable pursuant to vested stock options.

(11) Orren J. Bradley owns 1,626 shares of Class A Common Stock directly. The amount shown in the table also includes 12,000 shares of Class A Common Stock issuable pursuant to vested stock options.

(12) David L. Omachinski owns 30,000 shares of Class A Common Stock directly (including 25,000 shares owned jointly with his spouse). The amount shown in the table also includes 62,150 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

(13) The shares consist of Class A Common Stock issuable pursuant to vested stock options.

(14) Barbara Widder-Lowry and Paul A. Lowry, who are spouses, beneficially own 24,000 shares and 18,250 shares of Class A Common Stock issuable to each of them, respectively, pursuant to the vested portion of employee stock options.

(15) The amounts shown in the table include 502,450 shares of Class A Common Stock issuable to directors and executive officers pursuant to the vested portions of stock options.

     The descendants of Earl W. Wyman, their spouses and trusts of which they are beneficiaries (the "Wyman/Hyde Group," including, among others, Thomas R. Hyde, Joyce W. Hyde, Douglas W. Hyde, Michael D. Wachtel, Margaret H. Wachtel, the Earl W. Wyman Trusts, Thomas R. Wyman and William F. Wyman) own a total of 1,629,501 shares of Class A Common Stock (approximately 15.7% of the outstanding shares) and 2,070,310 shares of Class B Common Stock (approximately 92.4% of the outstanding shares). Each member of the Wyman/Hyde Group is subject to a cross purchase agreement pursuant to which his or her Class B Common Stock generally may not be transferred except to a spouse or descendant (or a trust for their benefit) unless the shares first have been offered to the other members of the Wyman/Hyde Group.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers and any person holding more than 10% of any class of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file the reports on or before these dates not previously reported. To the Company's knowledge, all of these filing requirements were satisfied during 1999.

                        DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     Information regarding the nominees for whom the shares represented by proxies will be voted for election as directors is set forth in the following table. Proxies for Class A Common Stock will be voted to elect Orren J. Bradley and Jerry M. Hiegel as directors, and proxies for Class B Common Stock will be voted to elect Douglas W. Hyde, Michael D. Wachtel, William F. Wyman, Steven R. Duback, David L. Omachinski, Stig A. Kry and Shirley A. Dawe, as directors. In the unforeseen event that any nominee will be unable or unwilling to serve, proxies will be voted with discretionary authority for a substitute nominee designated by the Board of Directors.

     The nominees for Directors are:

                                                    PRINCIPAL OCCUPATION
                                                        AND BUSINESS                       DIRECTOR
            NAME              AGE                        EXPERIENCE                         SINCE
            ----              ---                   --------------------                   --------
                      NOMINEES FOR DIRECTORS TO BE ELECTED BY CLASS B SHARES
Douglas W. Hyde.............  49    Chairman of the Board (since May, 1994), President      1988
                                    (since 1991) and Chief Executive Officer (since
                                    1992); prior thereto Mr. Hyde served as Senior Vice
                                    President -- Marketing (since 1989); Vice
                                    President -- Merchandising (since 1983); and as
                                    Director of Sportswear Merchandising (since 1979);
                                    joined the Company in 1975.
Michael D. Wachtel..........  46    Executive Vice President (since 1991), Chief            1988
                                    Operating Officer (since 1992) and Assistant
                                    Secretary (since 1990); prior thereto Mr. Wachtel
                                    served as Senior Vice President -- Operations (since
                                    1986); and as Director of Operations (since 1984) and
                                    as Administrative Assistant to the President; joined
                                    the Company in 1978.
William F. Wyman............  41    Vice President -- Domestic Licensing (since 1993).      1996
                                    Prior thereto he was Director of Licensed Products
                                    (since 1991) and Manager of Retail Development (since
                                    1990); joined the Company in 1981.
Steven R. Duback(1).........  55    Partner, Quarles & Brady LLP (law firm), Milwaukee      1981
                                    (joined the firm in 1969); Secretary of the Company
                                    (since 1981).
David L. Omachinski.........  48    Vice President -- Finance, Chief Financial Officer      1994
                                    and Treasurer (since 1993). Joined the Company in
                                    1993. Prior thereto (since 1980) Mr. Omachinski was a
                                    shareholder of Schumaker, Romenesko & Associates,
                                    S.C. (since 1992 Mr. Omachinski was the Executive
                                    Vice President and Chief Operating Officer thereof)
                                    which served as the Company's independent public
                                    accountants.
Stig A. Kry.................  71    Retired. From 1957 to 1993 Mr. Kry was a management     1996
                                    consultant with Kurt Salmon Associates, Inc. Mr. Kry
                                    is also a director of Guilford Mills, Inc. and of
                                    Media Metrix, Inc.

---------------

(1) Quarles & Brady LLP, of which Mr. Duback is a partner, has performed legal services for the Company for many years.

                                                    PRINCIPAL OCCUPATION
                                                        AND BUSINESS                       DIRECTOR
            NAME              AGE                        EXPERIENCE                         SINCE
            ----              ---                   --------------------                   --------
Shirley A. Dawe.............  53    President of Shirley Dawe Associates, Inc., (a          1997
                                    Toronto based consumer goods marketing and
                                    merchandising consulting group) since 1986. Ms. Dawe
                                    also spends a substantial portion of her time
                                    fulfilling her responsibilities as a director of
                                    various companies, including Moore Corp., Ltd.,
                                    National Bank of Canada and Silcorp. Ltd.
                      NOMINEES FOR DIRECTORS TO BE ELECTED BY CLASS A SHARES
Jerry M. Hiegel.............  73    Chairman of the Hiegel Group, Inc. (a private           1992
                                    investment firm) since 1987. Prior thereto Mr. Hiegel
                                    was Executive Vice President of General Foods
                                    Corporation (a diversified food manufacturer) (since
                                    1982); Chairman (since 1984), President and CEO
                                    (since 1980), and President (since 1977) of Oscar
                                    Mayer Foods Corporation (food manufacturer
                                    specializing in packaged meats).
Orren J. Bradley............  75    Retired; prior to 1992, President of Metro Milwaukee,   1988
                                    Inc. (a community based organization to promote
                                    tourism) (since 1990); prior thereto he was Senior
                                    Vice-President of Laub Group, Inc. (independent
                                    insurance agents) (since 1985); prior thereto Mr.
                                    Bradley was Chairman and CEO of Boston Store.

     Each director attended 75% or more of the meetings of the Board and committees of which he or she is a member held during 1999. The nominating committee currently consists of Messrs. Duback (chair), Hyde, Wyman and Kry and Ms. Dawe. The executive committee consists of Messrs. Hyde (chair), Bradley, Wachtel and Omachinski. The compensation committee consists of Messrs. Hiegel (chair), Bradley and Ms. Dawe. The audit committee consists of Messrs. Bradley (chair), Hiegel and Kry. The retirement plan committee consists of Messrs. Wachtel (chair), Omachinski and Hyde.

EXECUTIVE OFFICERS

     Information concerning those continuing executive officers of the Company who are not directors or nominees for director is set forth in the following table.

             NAME                  AGE                     POSITION AND EXPERIENCE
             ----                  ---                     -----------------------
Clifford J. Thompson...........    54    Senior Vice President -- Operations (since 1994). Prior
                                         thereto he was Vice President -- Operations at Liberty
                                         Trouser Company (since 1993); Chief Operating Officer,
                                         Corporate Vice President of Gitano Manufacturing Group
                                         (since 1991); Vice President of Domestic Manufacturing at
                                         Espirit de Corp. (since 1989).
Donald M. Carlson..............    64    Vice President -- Human Resources (since 1990). Prior
                                         thereto Mr. Carlson was Director of Organizational
                                         Effectiveness and Training for General Dynamics Corp. (an
                                         aerospace and defense manufacturer) (since 1980).
Jon C. Dell'Antonia............    58    Vice President -- Management Information Systems (since
                                         1990). Prior thereto Mr. Dell'Antonia served in a similar
                                         capacity for Coleman Co. (a manufacturer of outdoor
                                         recreational products) (since 1982).
Paul A. Lowry..................    48    Vice President -- Corporate Retail (since 1994). Prior
                                         thereto he was Vice President Store/Operations for Essex
                                         Outfitters, Inc. (since 1991).

             NAME                  AGE                     POSITION AND EXPERIENCE
             ----                  ---                     -----------------------
Barbara Widder-Lowry...........    49    Vice President -- Children's Wear Product Development (since
                                         1994). Prior thereto she was an executive officer of Essex
                                         Outfitters, Inc. (since 1990).
James J. Martin................    37    Vice President -- Wholesale (since February, 2000). Prior
                                         thereto he was an executive of Carson Pirie Scott & Co.
                                         (since 1992).
Kenneth H. Masters.............    57    Vice President -- Manufacturing (since May, 1994). Prior
                                         thereto he was Assistant Vice President -- Manufacturing
                                         (since 1983); joined the Company in 1962
Juan C. Fernandez..............    45    Vice President -- International (since February, 1999).
                                         Prior to that date he served as Regional Manager (since
                                         1990).

     Douglas W. Hyde is the brother-in-law of Michael D. Wachtel and the cousin of William F. Wyman. Paul A. Lowry and Barbara Widder-Lowry are spouses. There are no other family relationships among the executive officers, directors and nominees.

                PROPOSAL TO AMEND THE 1994 INCENTIVE STOCK PLAN

     The Company's 1994 Incentive Stock Plan, as previously adopted by the Board of Directors and approved by the shareholders of the Company, currently permits the Compensation Committee of the Board of Directors to make awards of stock options or restricted stock to key employees of the Company or its subsidiaries from time to time and to impose or waive any limitations, restrictions and conditions upon any award as the Compensation Committee deems appropriate. With respect to awards of restricted stock, the Compensation Committee currently has the power to determine the eligible employees to whom and the time or times at which grants of restricted stock will be made, the number of shares of restricted stock to be awarded, the time or times within which the awards may be subject to forfeiture and any other terms and conditions of the awards. This includes the right to condition the removal of the restrictions and forfeiture provisions upon the attainment of any performance goals or upon any other factors or criteria that the Compensation Committee determines are appropriate.

     The proposed amendment to the 1994 Incentive Stock Plan would specify two particular performance criteria that the Compensation Committee may use when making awards of restricted stock. Specifying the particular performance criteria in the 1994 Incentive Stock Plan itself and approval of those criteria by a vote of the shareholders is intended to permit restricted stock awards that use those criteria to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code prohibits a public company like OshKosh B'Gosh from deducting compensation to certain executive officers in excess of $1 million, but qualified performance based compensation is not subject to the limit.

     The specific performance criteria to be added by the proposed amendment are either or both of (a) the amount of consolidated operating income expressed as a percentage of net sales, and (b) the return on net assets of the Company and any subsidiaries. The 1994 Incentive Stock Plan would continue to allow the Compensation Committee to condition the removal of the stock restrictions and forfeiture provisions upon any other conditions, restrictions and contingencies that it may determine are appropriate. The provisions of restricted stock awards need not be the same with respect to each recipient.

     On February 15, 2000, the Compensation Committee adopted a resolution approving the grant of an aggregate of 55,000 shares of restricted Class A Common stock to four of the Company's executive officers, including Messrs. Omachinski and Lowry and Ms. Widder-Lowry. However, this action by the Compensation Committee was expressly subject to approval of the Board of Directors and the Class B stockholders of the amendment to the 1994 Incentive Stock Plan described in this section. The Board of Directors approved the amendment on February 23, 2000. Each of the awards vests as to 50% of the covered shares four years after the award, upon the employee's earlier disability or death, or upon a change in control of OshKosh. The remaining 50% vests in annual increments over four years, provided that the cumulative financial targets specified for each year have been satisfied and generally that the employee remains in the employ of the Company or a subsidiary at the close of the year. Additional grants may be made from time to time.

          FEBRUARY 2000 RESTRICTED STOCK GRANTS PURSUANT TO 1994 PLAN

                      NAME OR POSITION                          NUMBER OF SHARES
                      ----------------                          ----------------
David L. Omachinski.........................................         15,000
Barbara Widder-Lowry........................................         15,000
Paul A. Lowry...............................................         15,000
All executive officers as a group (four persons, including           55,000
  those named above)........................................
Directors who are not executive officers....................              0
All other employees (including officers who are not                       0
  executive officers) as a group............................

     The proposed amendment to the 1994 Incentive Stock Plan requires the affirmative vote of the holders of a majority of the shares of Class B common stock represented at the annual meeting in person or by proxy. Broker non-votes will have no effect, but any abstention will have the same effect as a "no" vote.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows compensation paid by the Company for services rendered to the Company during its fiscal year ended January 1, 2000 (Fiscal
1999), to the five most highly compensated executive officers. The number of options shown in the table has been retroactively adjusted for the 2 for 1 stock split in the form of a stock dividend in 1998.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                         -----------------------------------
                                                                                AWARDS
                                            ANNUAL COMPENSATION          --------------------
                                      --------------------------------   RESTRICTED              LONG-TERM
                                                          OTHER ANNUAL     STOCK                 INCENTIVE      ALL OTHER
                             FISCAL   SALARY     BONUS    COMPENSATION    AWARD(S)    OPTIONS   PLAN PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      ($)       ($)        ($)(1)         ($)         (#)         ($)           ($)(2)
---------------------------  ------   -------   -------   ------------   ----------   -------   ------------   ------------
Douglas W. Hyde...........    1999    370,000   204,716       --             0        31,000         0            51,122
President and Chief           1998    346,600   191,902       --             0        31,000         0            49,195
Executive Officer             1997    333,270   226,136       --             0        31,000         0            30,329
Michael D. Wachtel........    1999    300,014   165,994       --             0        25,400         0            41,567
Executive Vice President      1998    288,475   159,720       --             0        25,400         0            41,555
and Chief Operating Officer   1997    277,380   188,213       --             0        25,400         0            25,595
David L. Omachinski.......    1999    210,000   104,580       --             0        18,000         0            30,333
Vice President -- Finance,    1998    200,000   109,629       --             0        18,000         0            27,936
CFO and Treasurer             1997    180,000   103,283       --             0        19,000         0            18,575
Barbara Widder-Lowry......    1999    277,246   147,060       --             0        18,000         0            38,894
Vice President --             1998    249,275   132,962       --             0        18,000         0            34,910
  Children's
Wear Product Development      1997    237,405   137,319       --             0        18,000         0            22,329
Paul A. Lowry.............    1999    210,489   118,479       --             0        15,000         0            25,270
Vice President --             1998    182,350    50,051       --             0        14,000         0            26,223
Corporate Retail              1997    173,670    97,213       --             0        14,000         0            20,648

---------------
(1) For 1999, 1998 and 1997 other annual compensation did not exceed the lesser of $50,000 or 10% of such executive officer's salary.

(2) The Company's contributions to the named individual's accounts in its Profit Sharing Plans for 1999, 1998, and 1997 were $10,000, $14,717, and $13,125 for Mr. Hyde, $10,000, $15,050 and $13,200 for Mr. Wachtel, $10,000, $15,050
    and $13,200 for Mr. Omachinski, $10,000, $15,050 and $13,200 for Ms.
    Widder-Lowry and $10,000, $15,050 and $13,200 for Mr. Lowry. The Company's unfunded allocations for 1999 to the nonqualified profit sharing plans was $4,800 for each of the named executives. The Company's unfunded allocations to the same individuals' accounts for 1999, 1998 and 1997 in the defined contribution portion of the Excess Benefit Plan were $32,152, $33,018 and $15,744 for Mr. Hyde, $23,978, $25,335 and $11,225 for Mr. Wachtel, $12,770,
    $11,462 and $3,951 for Mr. Omachinski, $20,017, $18,127 and $7,396 for Ms.
    Widder-Lowry and $8,043, $9,565 and $5,840 for Mr. Lowry. For 1999 the Company also paid in respect of taxes on the Excess Benefit Plan to Messrs. Hyde, Wachtel, Omachinski and Lowry and to Ms. Widder-Lowry $795, $408, $140, $100 and $209, respectively. Premiums paid by the Company on a term life insurance policy covering Mr. Hyde for each of 1999, 1998 and 1997 were $3,375, $1,460 and $1,460, respectively; premiums for the same years for Mr. Wachtel were $2,381, $1,170 and $1,170, respectively; premiums for the same years for Mr. Omachinski were $2,623, $1,424 and $1,424, respectively; premiums for the same years for Ms. Widder-Lowry were $3,868, $1,733 and $1,733, respectively, and premiums for each of the same years for Mr. Lowry were $2,327, $1,608 and $1,608, respectively.

STOCK OPTIONS

     The following table sets forth information concerning stock option grants during 1999 to the named executive officers. No SARs were granted in 1999. These grants comprise the stock incentive component of the executives' 1999 compensation.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                      % OF TOTAL
                                                     OPTIONS/SARS
                                                      GRANTED TO      EXERCISE OR                 GRANT DATE
                                    OPTIONS/SARS     EMPLOYEES IN     BASE PRICE    EXPIRATION   PRESENT VALUE
               NAME                 GRANTED(1)(#)   FISCAL YEAR(2)      ($/SH)         DATE         ($)(3)
               ----                 -------------   --------------    -----------   ----------   -------------
Douglas W. Hyde...................     31,000            9.9%           $18.375      2/24/09       $238,700
Michael D. Wachtel................     25,400            8.1%            18.375      2/24/09       $195,580
David L. Omachinski...............     18,000            5.8%            18.375      2/24/09       $138,600
Barbara Widder-Lowry..............     18,000            5.8%            18.375      2/24/09       $138,600
Paul A. Lowry.....................     15,000            4.8%            18.375      2/24/09       $115,500

---------------
(1) Consists entirely of nonqualified stock options granted pursuant to the OshKosh B'Gosh, Inc. 1994 Incentive Stock Plan (the "1994 Plan"). Each of these options vests in equal annual installments on each of the first four anniversaries following the grant date provided the optionee is still an employee of the Company at that time. Each option was granted with an exercise price equal to the market value of the Company's Class A Common Stock on the date of the grant. Unless earlier terminated, these options expire ten years after the date of the grant.

(2) Based on stock option grants made to employees during 1999 for 312,300 shares of Class A Common Stock.

(3) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The ultimate realizable values of the options will depend on the future market price of the Company's Class A Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Class A Common Stock over the exercise price on the date the option is exercised. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants reflected in the above table include an exercise price on the option of $18.375 (the fair market value of the underlying stock on the date of grant); an option term of ten years; an interest rate of 5.10% (the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term); volatility of 57.5% (calculated using the Company's daily stock prices for the one-year period prior to the grant date); dividends at the rate of $.20 per share (the annualized dividends paid with respect to a share of Class A Common Stock) and a corresponding dividend yield of 1.1% which is assumed to remain constant for the life of the option; and reductions of approximately 19.2% to reflect the probability of forfeiture due to termination prior to vesting, and approximately 14.4% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END
                                OPTION/SAR VALUE

                                                           NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                         OPTIONS/ SARS AT FISCAL              OPTIONS/ SARS
                              SHARES        VALUE              YEAR-END(#)                AT FISCAL YEAR-END(1)
                            ACQUIRED ON    REALIZED    ----------------------------    ----------------------------
           NAME             EXERCISE(#)      ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----             -----------    --------    -----------    -------------    -----------    -------------
Douglas W. Hyde...........         0              0      89,250          77,950        $1,123,654       $453,226
Michael D. Wachtel........         0              0      74,050          63,950           933,262        372,425
David L. Omachinski.......         0              0      43,400          46,000           535,535        273,092
Barbara Widder-Lowry......    45,400       $515,462       4,500          46,500             9,979        279,499
Paul A. Lowry.............    32,600        371,538      18,250          21,750             7,761        211,284

---------------
(1) Based on the closing price of the Company's Class A Common Stock at the end of the fiscal year of $21.0625 per share.

PENSION PLANS

     The Company maintains a qualified Pension Plan and an unfunded Excess Benefit Plan that provides to participants pension benefits that they would otherwise be prevented from receiving as a result of certain limitations of the Internal Revenue Code. The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and years of service classifications under the qualified Pension Plan, including amounts payable under the Excess Benefit Plan.

                               PENSION PLAN TABLE

                                  YEARS OF SERVICE
AVERAGE ANNUAL   ---------------------------------------------------
 REMUNERATION      15         20         25         30         35
--------------   -------   --------   --------   --------   --------
   $100,000      $15,000   $ 20,000   $ 25,000   $ 30,000   $ 35,000
    150,000       22,500     30,000     37,500     45,000     52,500
    200,000       30,000     40,000     50,000     60,000     70,000
    250,000       37,500     50,000     62,500     75,000     87,500
    300,000       45,000     60,000     75,000     90,000    105,000
    350,000       52,500     70,000     87,500    105,000    122,500
    400,000       60,000     80,000    100,000    120,000    140,000
    500,000       75,000    100,000    125,000    150,000    175,000
    600,000       90,000    120,000    150,000    180,000    210,000

     Under the Company's qualified Pension Plan and Excess Benefit Plan a non-union employee generally is entitled to receive upon retirement at age 65 a lifetime monthly benefit equal to 1% of his or her highest five consecutive year average monthly compensation (including salary and bonuses as shown in the Summary Compensation Table) multiplied by the number of years in which he or she completed at least 1,000 hours of service, or certain actuarial equivalent benefits. An employee who has reached age 60 and completed five years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits, and pre-retirement death benefits equal to the actuarial equivalent value of a participant's accrued pension benefits. Benefit amounts are not subject to any reduction for Social Security benefits. The current years of credited service of Messrs. Hyde, Wachtel, Omachinski and Lowry and Ms. Widder-Lowry are 24, 22, 6, 6 and 6, respectively. The currently applicable final five year average compensation covered by the Pension Plan and Excess Benefits Plan to Messrs. Hyde, Wachtel, Omachinski, and Lowry and Ms. Widder-Lowry are $476,776, $395,396, $259,925, $239,161 and $324,541,
respectively.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

GENERAL OVERVIEW OF EXECUTIVE COMPENSATION AND COMPENSATION COMMITTEE PHILOSOPHY

     The Compensation Committee recommends executive compensation levels for the Company's executive officers. Its recommendations were approved by the Board in 1999 without change. Salaries, annual cash incentive bonus award opportunities and related performance criteria are determined and established near the beginning of the calendar year with respect to which the salaries and the incentive cash bonuses are payable. The incentive bonuses are awarded under what is called the Management Incentive Compensation Plan. In addition, near the beginning of each year the Committee makes grants of nonqualified stock options to employees who are in a position to make an impact on the long-term performance of the Company.

     The philosophical basis for the salary amounts, the incentive bonus opportunities and the stock option awards is twofold: first, to provide compensation which is competitive in the marketplace; and second, to create a mix of compensation elements which will provide incentives to focus on both short-term and long-term goals.

BASE SALARY

     Base salaries of the executive officers are based primarily on an analysis of competitive market data for positions with similar duties and responsibilities and to a lesser extent on the judgment of the Committee regarding the individual's duties, responsibilities, skills and the individual's relative value to the Company. The 1999 salaries for the executive officers were generally within a range of plus or minus 13% of the indicated market salaries.

ANNUAL CASH INCENTIVE BONUS UNDER THE MANAGEMENT INCENTIVE COMPENSATION PLAN

     Annual cash incentive bonuses for executive officers under the Management Incentive Compensation Plan are based on the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the company, the achievement of predetermined performance goals relating to the functional area of the company's operations for which the individual has responsibility, and a year-end subjective evaluation of the individual's overall performance during the past year.

     Various performance goals were established for each executive officer, and each officer was given an opportunity to earn a bonus, defined as a percentage of his base salary, for achievement of these goals at various levels: minimum, target and maximum. For the CEO and COO, if achievement of performance goals is at "target" the bonus earned is 47% of base salary, if at "minimum" the bonus is 24% of base salary, and if at or better than "maximum" the bonus is 71% of base salary. For all other executive officers the target bonus percentages (% of base salary) ranged from 35% to 40% of salary, the minimum percentage was 20% of salary, and the maximum percentages ranged from 53% to 60% of salary. If performance falls below "minimum," no bonus is paid.

     For all executive officers except the CEO, COO and CFO, the performance goals included three basic components for each officer: (1) a "Corporate" component measured by a combination of company net sales, pre-tax earnings and "Shareholder Value Added"; (2) a "Responsibility Area" component based on predefined goals related specifically to the functional area of the Company's business for which the particular officer is responsible; and (3) an "Individual Evaluation" component based on a subjective year-end evaluation of the officer's overall performance by the person to whom the officer reports (or by the Compensation Committee in the case of the CEO and the COO). The "Shareholder Value Added" segment of the "Corporate" component is a measure of value added (i.e., the increase in the return on capital employed). The performance goals for the CEO, COO and CFO consisted of only two components: a "Corporate" component and an "Individual Evaluation" component.

     The selection, weighting and sizing of the various segments and components of the incentive bonus plan were determined by the Committee based on a combination of factors including: the Committee's belief that the "Corporate" component of the total potential bonus ought to be a more heavily weighted component for those who are in the position to have the greatest impact on the overall financial performance of the Company; the Committee's belief that for officers other than the CEO, COO and CFO, the potential bonus ought to reflect, to a significant degree, achievement or lack thereof in specific functional areas for which the individual has responsibility; the Committee's belief that some portion of the bonus (15% in all cases) ought to be based on a subjective year-end evaluation of the individual's overall performance for the year then ended; and finally a comparison of aggregate compensation (base salary plus incentive bonus at "target" level) with the market data described above under "Base Salary."

LONG-TERM STOCK INCENTIVES

     The Committee views stock based compensation as an important incentive component of the Company's overall compensation package. The Committee believes that stock based compensation serves the important purposes of (a) aligning executive compensation with the creation of shareholder value by rewarding performance based on increases in the value of the Company's stock and by providing executives with an ownership perspective, (b) focusing executives on long-term performance, and (c) providing a balance between short-term and long-term perspective. It also believes that stock based compensation will assist the Company in attracting qualified employees and building long-term relationships with existing employees.

     In February of 1999, nonqualified stock options to purchase a total of 160,600 shares of the Company's Class A Common Stock were granted to the eleven persons who were at that time executive officers of the Company. The options vest in equal annual installments on each of the first four anniversaries following the grant date provided the optionee is still an employee of the Company at that time. Each option was granted with an exercise price equal to the market value of the Company's Class A Common Stock on the date of grant, thus serving to focus the optionee's attention on managing the Company from the perspective of an owner with an equity stake in the Company.

     The size of each stock option award was based on the Committed's belief that: (a) generally speaking the award sizes should be in proportion to an individual's capacity, based on his or her job function and position, to affect the long-term performance of the Company; (b) the award size should be a significantly higher percentage of salary for top level executives than for other employees; and (c) award size as a percent of salary should, generally speaking, be within a range of comparability to the award sizes of other comparable companies.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Douglas W. Hyde was the President and CEO of the Company during 1999. His total cash compensation for 1999 was $574,716, consisting of $370,000 of base salary and $204,716 of incentive bonus. His base salary was based partly upon market data, partly upon the Committee's subjective evaluation of his individual skills and responsibilities, and partly upon the fact that he and the COO share responsibility to a greater degree than in a more typical CEO/COO reporting relationship. With respect to his incentive bonus (47% of base salary at "target"), the Committee believed that a high percentage (85%) of his total bonus potential should be based upon the overall financial performance of the Company, as measured by its 1999 net sales, pretax earnings and Shareholder Value Added, because the CEO's primary responsibility is to achieve results in these areas of overall Company performance. The remaining 15% of his total bonus potential was based upon a subjective individual evaluation of Mr. Hyde's performance by the committee following year end.

     The nonqualified stock options on the 31,000 shares granted to Mr. Hyde were determined in the manner described above for executive officers of the Company.

SECTION 162(M)

     Under Section 162(m) of the Internal Revenue Code, a publicly-held corporation may not deduct compensation in excess of $1 million paid in a taxable year to the Chief Executive Officer or to any other executive officer whose compensation is required to be reported in the Summary Compensation Table. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met. It is the Committee's intent to take the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy.

                                          Compensation Committee
                                          Jerry M. Hiegel
                                          Orren J. Bradley
                                          Shirley A. Dawe

DIRECTORS' COMPENSATION

     Each outside director of the Company (currently Messrs. Duback, Bradley, Hiegel and Kry and Ms. Dawe) is entitled to receive $1,000 for each directors meeting attended either in person or by telephone conference lasting one hour or more; $600 for meetings by telephone conference up to one hour in length; $800 for each committee meeting attended in person but not held on the same day as a regularly scheduled board meeting or in which participation is by telephone conference call lasting one hour or more; and $600 for any other committee meetings attended, plus travel expenses to and from the meeting. In addition, each outside director is entitled to receive a retainer of $1,500 per month. During 1999 Messrs. Duback, Bradley, Hiegel and Kry and Ms. Dawe received director's fees of $26,600, $27,800, $27,800, $27,200 and $27,200, respectively.
Directors also receive an annual option grant covering 6,000 shares of Class A Common Stock with an exercise price equal to the market value on the date of the grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee includes Mr. Bradley, Mr. Hiegel (chair), and Ms. Dawe. There are no Compensation Committee interlocks.

      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN (TSR),*
                 OSHKOSH B'GOSH, INC., S&P 500 STOCK INDEX, AND
                    S&P TEXTILE-APPAREL MANUFACTURERS GROUP

TSR PERFORMANCE DATA

Summarized below is cumulative TSR information for OshKosh B'Gosh, the S&P 500 index, and the S&P Textiles (Apparel) 500 index since December 31, 1994. These results represent price appreciation and dividends reinvested on a quarterly basis through January 2, 2000.
[PERFORMANCE GRAPH]

                                                    OSHKOSH B'GOSH                  S&P 500            S&P TEXTILES (APPAREL) 500
                                                    --------------                  -------            --------------------------
12/94                                                   100.00                      100.00                       100.00
12/95                                                   127.22                      137.45                       112.24
12/96                                                   112.79                      168.93                       154.20
12/97                                                   247.08                      225.21                       166.28
12/98                                                   304.79                      289.43                       143.92
12/99                                                   321.40                      350.26                       107.46

---------------------------------------------------------------------

                              OSHKOSH                           S&P
        DATE                  B'GOSH          S&P 500         TEXTILES
----------------------------------------------------------------------
December 1994                 $100.00         $100.00         $100.00
December 1995                 $127.22         $137.45         $112.24
December 1996                 $112.79         $168.93         $154.20
December 1997                 $247.08         $225.21         $166.28
December 1998                 $304.79         $289.43         $143.92
December 1999                 $321.40         $350.26         $107.46
----------------------------------------------------------------------

---------------
* Total shareholder return assumes $100 invested December 31, 1994 and reinvestment of dividends on a quarterly basis.

                            INDEPENDENT ACCOUNTANTS

     The Company engaged Ernst & Young LLP as the independent public accountants to audit the Company's financial statements for the fiscal year ended January 1, 2000. No change of independent public accountants is contemplated during 2000.

     Representatives from Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

                                 OTHER MATTERS

     The Board of Directors has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented to the meeting and any adjournment thereof.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals must be received by the Company no later than November 29, 2000, in order to be considered for inclusion in next year's annual meeting proxy statement. In addition, a proposal submitted outside of Rule 14a-8 will be considered untimely, and the Company may exercise the discretionary authority conferred by the proxies solicited for next year's annual meeting to vote on any matter that may be proposed at that Annual Meeting of Shareholders if the Company does not have notice of the matter on or before February 12, 2001.

                                          By order of the Board of Directors

                                          Douglas W. Hyde, Chairman

     A copy (without exhibits) of the Company's Form 10-K annual report to the Securities and Exchange Commission for the fiscal year ended January 1, 2000, will be provided without charge to each record or beneficial owner of the Company's Class A Common Stock or Class B Common Stock as of March 16, 2000, on the written request of such person directed to: David L. Omachinski, Vice President -- Finance, OshKosh B'Gosh, Inc., 112 Otter Avenue, P.O. Box 300, Oshkosh, Wisconsin 54901.

Oshkosh, Wisconsin
March 28, 2000

CLASS A COMMON                                                    CLASS A COMMON
STOCK PROXY                                                          STOCK PROXY

                              OSHKOSH B'GOSH, INC.
            REVOCABLE PROXY FOR 2000 ANNUAL MEETING OF SHAREHOLDERS
                              CLASS A COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Douglas W. Hyde and Michael D. Wachtel and each of them, proxies, with full power of substitution to vote all shares of Class A Common Stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of OshKosh B'Gosh, Inc. (the "Company") to be held at the OshKosh B'Gosh store, Prime Outlet Center, 3001 South Washburn Street, Oshkosh, Wisconsin at 9:00 a.m. on Friday, May 5, 2000, or at any adjournment thereof as follows, hereby revoking any proxy previously given:

     Shares represented by this proxy will be voted as directed by the shareholder. IF NO DIRECTION IS SUPPLIED, THE PROXY WILL BE VOTED "FOR" ELECTION OF THE NOMINEES.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                              OSHKOSH B'GOSH, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / X /

[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS                 For    Withhold    For All
A VOTE "FOR" BOTH NOMINEES                        All      All        Except

(1) ELECTION OF DIRECTORS                         / /       / /         / /

    Orren J. Bradley and Jerry M. Hiegel
    as directors elected by holders of Class
    A Common Stock
    (except as marked to the contrary below)

INSTRUCTION To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below:

                                                   -----------------------------

                                                   Dated                , 2000
                                                         ---------------


                                                   -----------------------------
                                                     (Please sign exactly as
                                                      name appears at left.)


                                                   -----------------------------
                                                   (If stock is owned by more
                                                   than one person, all owners
                                                   should sign.  Persons signing
                                                   as executors, administrators,
                                                   trustees or in similar
                                                   capacities should so
                                                   indicate.)







                           /\ FOLD AND DETACH HERE /\

CLASS B COMMON                                                    CLASS B COMMON
STOCK PROXY                                                          STOCK PROXY

                              OSHKOSH B'GOSH, INC.
            REVOCABLE PROXY FOR 2000 ANNUAL MEETING OF SHAREHOLDERS
                              CLASS B COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Douglas W. Hyde and Michael D. Wachtel and each of them, proxies, with full power of substitution to vote all shares of Class B Common Stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of OshKosh B'Gosh, Inc. (the "Company") to be held at the OshKosh B'Gosh store, Prime Outlet Center, 3001 South Washburn Street, Oshkosh, Wisconsin at 9:00 a.m. on Friday, May 5, 2000, or at any adjournment thereof as follows, hereby revoking any proxy previously given.

     Shares represented by this proxy will be voted as directed by the shareholder. IF NO DIRECTION IS SUPPLIED, THE PROXY WILL BE VOTED "FOR" ELECTION OF THE NOMINEES.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                              OSHKOSH B'GOSH, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  /X/

[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" ALL NOMINEES

(1) ELECTION OF DIRECTORS
                                                                    For  Withhold  For All   (3)  In their discretion to vote on
                                                                    All     All    Except         such other matters as may properly
    Douglas W. Hyde, Michael D. Wachtel, William F. Wyman, Steven                                 come before the meeting or any
    R. Duback, David L. Omachinski, Stig A. Kry and Shirley A.      [ ]     [ ]      [ ]          adjournment thereof; all as set
    Dawe as directors elected by holders of Class B Common Stock                                  out in the Notice and Proxy
    (except as marked to the contrary below)                                                      Statement relating to the meeting,
                                                                                                  receipt of which are hereby
(2) Approval of Amendment to 1994 Incentive Stock Plan              For   Against  Abstain        acknowledged.
                                                                    [ ]     [ ]      [ ]

                                                                                             INSTRUCTION To withhold authority to
                                                                                             vote for any individual nominee, print
                                                                                             that nominee's name on the line
                                                                                             provided below:

                                                                                                    --------------------------------

                                                                                                    Dated             ,2000
                                                                                                        --------------


                                                                                                    ------------------------
                                                                                                    (Please sign exactly as
                                                                                                     name appears at left.)


                                                                                                    ------------------------
                                                                                                    (If stock is owned by more than
                                                                                                    one person, all owners should
                                                                                                    sign. Persons signing as
                                                                                                    executors, administrators,
                                                                                                    trustees or in similar
                                                                                                    capacities should so indicate.)

                           /\ FOLD AND DETACH HERE /\